SUB-ITEM 77Q1(a)(1)

An Amendment dated October 17, 2002 to the Amended and Restated Declaration of Trust for Massachusetts Investors Growth Stock Fund to establish Class R shares was contained in Post-Effective Amendment No. 74 to the Registration Statement (File Nos. 2-14677 and 811-859), as filed with the Securities and Exchange Commission via EDGAR on December 23, 2002. Such document is incorporated herein by reference.